Exhibit 10.10

Visualant, Inc.

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF: (A) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE WARRANT UNDER SAID ACT, (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, OR (C) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FOR VALUE RECEIVED,

VISUALANT, INC., a Nevada corporation (the "Company"), grants the following rights to Coach Capital LLC ("Holder"), a Corporation having an address at 1201 Orange Street, Suite 600, Wilmington, DE 19899-0511. This Warrant is issued in connection with the Convertible Promissory Note issued by the Company, as Borrower, to the Holder, as Lender, in the principal amount of USD $250,000.00 dated December 4, 2009 (the “Note”), and the Holder of this Warrant is subject to certain restrictions as set forth in the Note and as set forth herein.

ARTICLE 1.          DEFINITIONS

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)	"Common Stock" shall mean the shares of Common Stock, par value $0.001 per share, of the Company.

(b)
"Corporate Office" shall mean the office of the Company (or its successor) at which its principal business shall be administered, which office is located at the date hereof at 500 Union Street, Suite 406, Seattle, Washington 98101.

c)
"Exercise Date" shall mean any date upon which the Holder shall give the Company a Notice of Exercise, which shall be deemed the date the Notice of Exercise was first deposited in the U.S. Mail, if mailed, or the date received by the courier company if delivered by recognized courier company, or the date received by the Company if otherwise given or personally delivered.

(d)
"Exercise Price" shall mean the price to be paid to the Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the term hereof, which shall be USD $0.15 per share.

(e)	"Expiration Date" shall mean 5:00 PM (Pacific Standard Time) on the third (3rd) anniversary of the date of issuance of this Warrant.

(f)	"SEC" shall mean the United States Securities and Exchange Commission.

(g)
“Extraordinary Event” shall mean (i) the merger or consolidation of the Company with or into another entity, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such merger, consolidation or reorganization; or (ii) the sale of all or substantially all of the Company’s assets; or (iii) the initial registered public offering of the Company’s Common Stock pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE 2.          EXERCISE

2.1	Exercise of Warrant
This Warrant shall entitle Holder to purchase, at the Exercise Price of $0.15 for 833,333 shares of Common Stock.  This Warrant shall be exercisable at any time and from time to time prior to the Expiration Date (the "Exercise Period").  This Warrant and the right to purchase Shares hereunder shall expire and become void at the Expiration Date.

2.2	Acceleration of Exercise Period
The Company shall have the right, at any time after the occurrence of an Extraordinary Event, to accelerate the Exercise Period by sending to the Holder, at the Holder's address written above, a Notice of Acceleration in substantially the form attached as Appendix I hereto (the "Notice").  In the event the Company does accelerate the Exercise Period, the Holder shall have thirty (30) days from the date the Holder receives the Notice within which to exercise this Warrant in the manner provided for in Section 2.3, after which time this Warrant and the right to purchase the Shares hereunder, to the extent not previously exercised, shall expire and become void.  The Holder shall be deemed to have received the Notice three (3) business days after the date the Notice is deposited in the U.S. Mails.

2.3           Manner of Exercise
(a)
Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Shares, except upon an exercise of this Warrant with respect to the remaining balance of Shares purchasable hereunder at the time of exercise), by delivering to the Company at its Corporate Office: (i) a duly executed Notice of Exercise in substantially the form attached as Appendix II hereto, and (ii) a bank cashier's or certified check for the aggregate Exercise Price of the Shares being purchased.

(b)
From time to time upon exercise of this Warrant, in whole or part, in accordance with its Terms, the Company will cause its transfer agent to countersign and deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

(c)
Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the Shares covered hereby.

2.4	Termination

All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date, unless sooner terminated pursuant to the provisions of Section 2.2 above.

2.5	No Right Prior to Exercise
Prior to its exercise pursuant to Section 2.3 above, this Warrant shall not entitle the Holder to any voting, dividend or other rights as a holder of Shares.

2.6	Adjustments
In case of any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend, or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend, or other change, consolidation, merger, sale or conveyance.  Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.6.  The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends, and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

2.7	Fractional Shares
No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

ARTICLE 3.          REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1	Representations and Warranties

The Company hereby represents and warrants to the Holder as follows:

(a)
All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and be free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

(b)
The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the full power and authority to issue this Warrant and to comply with the terms hereof.  The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant, have been duly authorized by all necessary corporate action.  This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)
The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

ARTICLE 4.          MISCELLANEOUS

4.1	Transfer
This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company), provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 10,000 Shares.  In addition, this Warrant is non-detachable from the Note issued to the Holder, and this Warrant may not be transferred or assigned separate from the Note.

4.2	Transfer Procedure
Subject to the provisions of Section 4.1, Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "transferee"), and surrendering this Warrant to the Company for re-issuance to the transferee (and to the Holder in the event of a transfer or assignment of this Warrant in part).  Each of the persons or entities in whose name any such new Warrant shall be issued is herein referred to as a Holder.

4.3	Loss, Theft, Destruction or Mutilation
If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrants so destroyed, lost or stolen, upon the Holder filing with the Company evidence satisfactory to the Company that such Warrant has been so mutilated, defaced, destroyed, lost or stolen.  However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant.  Any Warrant so surrendered to the Company shall be cancelled.

4.4	Notices
All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission and confirmed in writing, or mailed by first-class registered or certified mail, postage prepaid, at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time; provided, however, that the Notice of Exercise may not be delivered by facsimile transmission.

4.5	Waiver
This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6	Governing Law
This Warrant shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its principles regarding conflicts of law.

Dated: December 4, 2009

VISUALANT, INC.

/s/ Ronald P. Erickson
By: Ronald P. Erickson
Its: Chairman and CEO

APPENDIX I

NOTICE OF ACCELERATION

Dated:

VISUALANT, INC. (the "Company") does hereby notify you of its election to exercise its right, pursuant to Section 2.2 of the Warrant issued to you by the Company on November 27, 2009 (the "Warrant"), to accelerate the Exercise Period of such Warrant.  Please be advised that you have thirty (30) days from the date you receive this Notice of Acceleration (the "Thirty-Day Period") to exercise your Warrant in the manner provided for in the Warrant.  You will be deemed to have received this Notice of Acceleration three (3) business days after the date when this Notice of Acceleration was first deposited in the U.S. Mail.

You will automatically forfeit your right to purchase the shares of Common Stock of the Company issuable upon exercise of such Warrant, to the extent not previously purchased, unless the Warrant is exercised before the end of the Thirty-Day Period.

VISUALANT, INC.

By:
Name:
Title:

APPENDIX II

NOTICE OF EXERCISE

1.
The undersigned hereby elects to purchase __________________________ (_________) shares of the Common Stock of VISUALANT, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as specified below.

(Name)

(Address)
                  ____________________________________

                  ____________________________________

3.
The undersigned represents that he/she/it is acquiring the shares solely for his/her/its own account and not as a nominee for any other party, and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.  The undersigned further acknowledges that all shares of Common Stock issued pursuant hereto shall be stamped or imprinted with a restrictive legend in substantially the following form (in addition to any legend required by state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

(Signature)	(Date)